Exhibit 10.7

Stock Purchase Agreement

This Stock Purchase Agreement (this “Agreement”) is entered into effective 17 May 2024 (the “Effective Date”) by NovAccess Global Inc., a Colorado corporation (“Buyer”), and Dawn Digital Limited, a special purpose holding company incorporated in the British Virgin Islands (“Seller”).

Recitals

A.         Seller owns ordinary capital shares, £0.001 per share (the “Stock”), of Fendix Media Limited, a United Kingdom private limited company (“Fendix”).

B.         Buyer desires to purchase Seller’s Stock of Fendix, and Seller desires to sell to Buyer its Stock.

Seller and Buyer (together, the “Parties”) agree as follows:

1         Sale and Purchase of Stock

1.1         Sale of Shares. On the Effective Date, Buyer shall sell and transfer 362,956 shares of Fendix Stock (the “Fendix Shares”) to Buyer free and clear of all liens, encumbrances, charges and assessments of every nature.

1.2         Payment of Purchase Price. On the Effective Date, Buyer shall issue to Seller 14,795,455 unregistered shares of Buyer’s common stock, no par value per share (the “NovAccess Shares”).

2         Representations and Covenants of Seller

Seller represents to and covenants with Buyer as follows:

2.1         The Fendix Shares. The Fendix Shares are: (a) duly authorized, validly issued, fully paid and nonassessable; (b) free and clear of all liens, encumbrances, charges and assessments of every nature; (c) not subject to any lien pursuant to Section 8 of Fendix’s articles of association dated 16 April 2009 (the “Fendix Articles”); and (d) not subject to calls pursuant to Section 12 of the Fendix Articles. No person or entity has any right to acquire the Fendix Shares.

2.2         Authority; No Conflict. Seller has full authority to execute, deliver and perform this Agreement. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which either of Seller or Fendix or any of its subsidiaries is a party or to which it or any of its assets, operations or subsidiaries are subject. The board of directors of Fendix has approved the transfer of the Fendix Shares to Buyer, and will not decline to register the transfer pursuant to Section 24 of the Fendix Articles. No other approvals or consents of Fendix or any other third party is required to transfer the Fendix Shares to Buyer.

2.3         Accuracy of Information. The diligence information provided by Seller to Buyer relating to Fendix and the Fendix Shares is complete and accurate to the best of the Seller’s knowledge in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the Effective Date. Seller has provided to Buyer a complete and accurate copy of the certificate of incorporation and articles of association of Fendix, and there are no other material documents or agreements governing Fendix or the Fendix Shares.

2.4         Securities Matters. Seller understands that the sale of the NovAccess Shares is intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), and Seller represents and warrants that Seller has been advised that the NovAccess Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

2.5         Further Actions. After the Effective Date, Seller agrees to take all actions reasonably necessary to effectuate the transactions contemplated by this Agreement.

3         Representations and Covenants of Buyer

Buyer represents to and covenants with Seller as follows:

3.1         The NovAccess Shares. Buyer has the power and authority to issue the NovAccess Shares to Seller. The NovAccess Shares when issued to Seller in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

3.2         Financial Statements. Buyer has delivered to Seller the following financial statements of Buyer (the “Buyer Financial Statements”): (a) the audited balance sheet of Buyer as of 30 September 2023 and the unaudited balance sheet of Buyer as of 31 March 2024, and (b) the audited statements of income for the year ended 30 September 2023 and the unaudited statement of income for the period ended 31 March 2024. Except as stated therein or in the notes thereto, the Buyer Financial Statements: (a) present fairly the financial position of Buyer as of the respective dates thereof and the results of operations and changes in financial position of Buyer for the respective periods covered thereby; and (b) have been prepared in accordance with Buyer’s normal business practices applied on a consistent basis throughout the periods covered.

3.3         SEC Documents. Buyer has made available to Seller a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed or furnished by Buyer with the SEC since 30 September 2023 (the “SEC Documents”). As of their respective dates, the SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents, at the time of filing with the SEC or being furnished to the SEC (or effectiveness in the case of registration statements), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Documents filed or furnished and publicly available prior to the date of this Agreement.

3.4         Absence of Changes. Except as otherwise disclosed in the SEC Documents, since 31 March 2024, there has not been any material adverse change in the business, condition, assets, operations or prospects of Buyer and no event has occurred or, to Buyer’s knowledge, is expected to occur after the Closing that might have a material adverse effect on the business, condition, assets, operations or prospects of Buyer.

3.5 Authority; No Conflict. The board of directors of Buyer has authorized the execution, delivery and performance of this Agreement by Buyer and has authorized and approved the issuance of the NovAccess Shares. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which Buyer or any of its subsidiaries is a party or to which it or any of its assets, operations or subsidiaries are subject.

3.6         Accuracy of Information. The diligence information provided by Buyer to Seller relating to Buyer is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the Effective Date.

3.7         Securities Matters. Buyer understands that the sale of the Fendix Shares is intended to be exempt from registration under Section 4(a)(1) of the Securities Act and Buyer represents and warrants that Buyer has been advised that the Fendix Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

3.8         Further Actions. After the Effective Date, Buyer agrees to take all actions reasonably necessary to effectuate the transactions contemplated by this Agreement.

4         Indemnification

4.1          By Buyer. Buyer agrees to indemnify, defend and hold harmless Seller against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and reasonable attorneys’ fees and costs (“Losses”) incurred by Seller, arising, resulting from or relating to any breach of, or failure by, Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement.

4.2         By Seller. Seller agrees to indemnify, defend and hold harmless Seller against any and all Losses incurred by Buyer, arising, resulting from or relating to any breach of, or failure by, Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement.

5         Closing

The closing of the sale of the Fendix Shares from Seller to Buyer (the “Closing”) will occur on the Effective Date.

6         Miscellaneous

6.1         Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all other agreements, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by the Parties against whom the amendment is sought to be enforced.

6.2         Governing Law. This Agreement will be governed by the laws of Ohio without giving effect to applicable conflict of law provisions. With respect to any litigation arising out of or relating to this Agreement, each party agrees that it will be filed in and heard by the state or federal courts with jurisdiction to hear such suits located in Cuyahoga County, Ohio.

6.3         Assignment. Except in the case of an affiliate of the Buyer, this Agreement may not be assignable by either Party without prior written consent of the other Party.

6.4         Counterparts. This Agreement may be executed in any number of counterparts, including electronically, each of which counterparts will be deemed to be an original, and such counterparts will constitute but one and the same instrument.

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In Witness Whereof, the Parties have signed this Agreement as of the Effective Date.

NovAccess Global Inc. /s/ Dwain K. Irvin	Dawn Digital Limited /s/ David Sumner
By Dwain K. Irvin, Chief Executive Officer	By David Sumner, Chief Executive Officer